SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 28, 2000


                      JACOBSON RESONANCE ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)



        Nevada                      0-27847                   65-0684400
    (State or other            (Commission File              (IRS Employer
    jurisdiction of                 Number)               Identification No.)


  9960 Central Park Boulevard, #302, Boca Raton, Florida          33428
         (Address of Principal Executive Offices)              (Zip Code)


Registrant's telephone number, including area code   (561) 477-8020


                                       N/A
          (Former name or former address, if changed since last report)

Item 4.  Changes in Registrant's Certifying Accountants.

         On January 28, 2000, the Registrant's Board of Directors appointed Goldstein Golub Kessler LLP ("GGK") as the Registrant?s independent auditors for the fiscal year ending December 31, 1999, and dismissed Millward & Co. CPAs ("Millward"), which had audited the Registrant's financial statements for the last two fiscal years ended December 31, 1998 and 1997, respectively.

         The Registrant through the end of 1999 has been a development stage company. Since the beginning of 2000, the Registrant has begun the transition from the development stage to the operating stage. The Registrant's Board of Directors believes that the appointment of GGK to audit the Registrant?s consolidated financial statements for the fiscal year ended December 31, 1999, and thereafter is in the best interests of the Registrant and its shareholders at this point in the development of the Registrant's business.

         None of Millward?s reports on the Registrant?s financial statements for either of the Registrant?s past two fiscal years contained an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles, except for a modification as to an uncertainty about the Registrant's ability to continue as a going concern. During those two fiscal years, there were no disagreements with Millward on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.


Item 7.           Financial Statements and Exhibits.

                  (a)      Exhibits:

                  16.1 Letter on change in certifying accountant from Millward & Co.



                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    February 4, 2000                  JACOBSON RESONANCE ENTERTPRISES, INC.
                                           (Registrant)


                                           By: /s/ Dr. Jerry I. Jacobson
                                           -----------------------------
                                               Dr. Jerry I. Jacobson, President